Exhibit 10.43
12/4/08
FIRST AMENDMENT AGREEMENT
TO
PALLADIUM AND RHODIUM SALES AGREEMENT
     This FIRST AMENDMENT AGREEMENT TO PALLADIUM AND RHODIUM SALES AGREEMENT (this “Amendment”) is made and entered into as of this 9th day of December, 2008, by and between STILLWATER MINING COMPANY, a Delaware corporation, whose address is 1321 Discovery Drive, Billings, Montana 59102 (“SMC”), and GENERAL MOTORS CORPORATION, a Delaware corporation, with a place of business at 777 Joslyn Ave., Pontiac, Michigan 48340-2925 (“GM”).
     WHEREAS, SMC and GM are parties to a Palladium and Rhodium Sales Agreement dated as of August 8, 2007 (the “Original Contract,” and, as the same may be amended from time to time, the “Agreement”); and
     WHEREAS, GM has requested and SMC has agreed to an amendment to the Agreement, subject to the terms and conditions hereof.
     Accordingly, the parties hereto agree as follows:
SECTION 1. Definitions; Interpretation.
     (a) Terms Defined in Agreement. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
     (b) Interpretation. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.
SECTION 2. Amendments to the Agreement.
     (a) Amendments. The Agreement shall be amended as follows:
     (i) Section 4(b) shall be amended by amending and restating the first sentence to read as follows:
SMC will sell and deliver and GM will purchase ** Ounces of Rhodium each month starting in ** and ending in **, except that (1) for the first quarter of calendar **, the quantity will be reduced to ** Ounces of Rhodium per month; and (2) for the second, third and fourth quarters of **, upon the request of GM to consider a reduction in the quantity of Rhodiwn to an amount less than ** Ounces per month (which request must be made by the end of the first month ot the previous quarter), SMC will review such request and notify GM within five (5) business days of receipt of GM’s request for reduction as to whether or not SMC can accommodate such reduction in quantity, and if so, whether or not SMC will adjust the pricing of such reduced quantity; if SMC’s proposal is acceptable to GM, the Parties shall amend this Agreement to adjust the quantity and, if applicable, the price for the Ounces of Rhodium to be delivered during such quarter in **.
[**]	Denotes language for which Stillwater Mining Company has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.
#879195.2

     (ii) Section 5(b) of the Agreement shall be amended by adding the following sentence at the end of such section:
Notwithstanding anything in this Agreement to the contrary, the price per Ounce to be paid to SMC by GM for the actual quantities of Rhodium delivered during the first quarter of ** will be based on the JM Reference Price Average for the Pricing Month, with no discount.
     (b) References Within Agreement. Each reference in the Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Agreement as amended by this Amendment.
SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of the following condition precedent:
     (a) Agreement. SMC and GM shall have each received a signed counterpart of this Amendment, or a facsimile copy thereof, signed by the other party hereto.
SECTION 4. Miscellaneous.
     (a) Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.
     (b) No Reliance. Each party hereto hereby acknowledges and confirms to the other that such party is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representations, understanding or communication by or on behalf of any other Person.
     (c) Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by each party hereto and their respective successors and assigns.
     (d) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK UPON THE SAME TERMS AND CONDITIONS AS THOSE SET FORTH IN SECTION 26 OF THE AGREEMENT.
     (e) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
[SIGNATURES FOLLOW ON NEXT PAGE.]
[**]	Denotes language for which Stillwater Mining Company has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

STILLWATER MINING COMPANY			GENERAL MOTORS CORPORATION

By:	/s/ John R. Stark		By:	/s/ David Drouillard

	Name:	John R. Stark		Name:	David Drouillard
	Title:	Vice President		Title:	Purchasing Director
[**]	Denotes language for which Stillwater Mining Company has requested confidential treatment pursuant to the rules and regulations of the Securities Act of 1933, as amended.

3